Exhibit 99.1

MRC Global Announces Second Quarter 2020

Earnings Release and Conference Call Schedule

HOUSTON, TX – June 3, 2020 – MRC Global Inc. (NYSE: MRC) will release its second quarter 2020 results on July 28, 2020 after the market closes. In conjunction with the release, the Company will host a conference call, which will be webcast, on Wednesday, July 29, 2020 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Second Quarter 2020 Earnings Conference Call

When:	Wednesday, July 29, 2020 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Via phone — Dial 412-902-0003 and ask for the MRC Global call at least 10 minutes prior to the start time, or webcast — at http://www.mrcglobal.com

A replay will be available through August 12, 2020 by dialing 201-612-7415 using pass code 13704697#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

MRC Global is the largest distributor of pipe, valves and fittings (PVF) and other infrastructure products and services to the energy industry, based on sales. Through approximately 250 service locations worldwide, approximately 3,150 employees and with nearly 100 years of history,
 MRC Global provides innovative supply chain solutions and technical product expertise to customers globally across diversified end-markets including the upstream production, midstream pipeline, gas utility and downstream and industrial. MRC Global manages a complex network of over 200,000 SKUs and 10,000 suppliers simplifying the supply chain for its over 13,000 customers. With a focus on technical products, value-added services, a global network of valve and engineering centers and an unmatched quality assurance program, MRC Global is the trusted PVF expert. Find out more at www.mrcglobal.com.

Contact:

Monica Broughton

Investor Relations

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

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